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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of North American Scientific, Inc. of our report dated December 18, 2003 relating to the financial statements and financial statement schedule, which appears in North American Scientific, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 22, 2004

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  Exhibit 23.1